Exhibit 10.3

Execution Version

PERFORMANCE UNDERTAKING
THIS PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of October 11, 2013, is executed by Pool Corporation, a Delaware corporation (together with its successors and permitted assigns, the “Performance Guarantor”), in favor of Superior Commerce LLC, a Delaware limited liability company (together with its successors and assigns, “Recipient”).
RECITALS
1.    Each of SCP Distributors LLC, a Delaware limited liability company (“SCP Distributors”), Horizon Distributors, Inc., a Delaware corporation, Superior Pool Products LLC, a Delaware limited liability company, and Poolfx Supply LLC, a Delaware limited liability company (each of the foregoing including SCP Distributors, together with its successors, an “Originator” and collectively, the “Originators”), and Recipient are entering into a Receivables Sale and Contribution Agreement, dated as of October 11, 2013 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which the Originators, subject to the terms and conditions contained therein, plan to sell (and, in the case of SCP Distributors, sell and/or contribute) their respective right, title and interest in their accounts receivable and certain related assets to Recipient.
2.    As an inducement for Recipient to acquire such accounts receivable and related assets from the Originators pursuant to the Sale Agreement, the Performance Guarantor has agreed to guaranty the Originators’ respective Performance Obligations (as hereinafter defined).
3.    Recipient plans to finance its purchases of such accounts receivable and related assets under the Sale Agreement in part by selling or otherwise transferring undivided interests therein to the purchasers from time to time party thereto (the “Purchasers”) pursuant to the terms of that certain Receivables Purchase Agreement, dated as of October 11 (as amended, restated or otherwise modified from time to time, the “Purchase Agreement” and, together with the Sale Agreement, the “Agreements”), by and among Recipient, as Seller, SCP Distributors, as servicer (in such capacity, the “Servicer”), the Purchasers, the co-agents from time to time party thereto (together with their successors in such capacity, the “Co-Agents”) and Wells Fargo Bank, National Association, as administrative agent for the Purchasers (together with its successors in such capacity, the “Administrative Agent” and, together with the Co-Agents, the “Agents”).
4.    As an inducement to allow SCP Distributors to act as Servicer under the Purchase Agreement, the Performance Guarantor has also agreed to guaranty SCP Distributors’ Servicing-Related Obligations (as hereinafter defined).
5.    Each of the Originators and Servicer is a wholly-owned Subsidiary of the Performance Guarantor, the Recipient is a wholly-owned direct Subsidiary of SCP Distributors, and the Performance Guarantor has determined that it will derive significant benefits from the transactions contemplated by the Agreements and accordingly, the Performance Guarantor wishes to guaranty the Performance Obligations (as hereinafter defined), as provided herein.

AGREEMENT
NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor, intending to be legally bound hereby, hereby agrees as follows:
Section 1.    Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or, if not defined therein, in the Purchase Agreement. In addition, as used in this Undertaking:
“Performance Guarantor MAE” means a material adverse effect on (a) the financial condition or operations of the Performance Guarantor and its Subsidiaries, taken as a whole, (b) the ability of the Performance Guarantor to perform its obligations under this Undertaking, or (c) the legality, validity or enforceability of this Undertaking.
“Performance Obligations” means, collectively: (i) all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Originator under and pursuant to the Sale Agreement and each other document executed and delivered by any Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any Originator under the Transaction Documents to which it is a party, whether for fees, purchase price credits, expenses (including reasonable counsel fees and disbursements), indemnified amounts or otherwise, and (ii) all Servicing-Related Obligations of SCP Distributors as Servicer.
“Servicing-Related Obligations” means all covenants, agreements, terms, conditions and indemnities to be performed and observed by SCP Distributors as Servicer under and pursuant to the Purchase Agreement and each other document executed and delivered by Servicer pursuant thereto, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by Servicer under the Purchase Agreement, whether as a turnover of Collections, for Servicer Indemnified Amounts or otherwise.
Section 2.    Guaranty of Performance Obligations. The Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each Originator and Servicer of its respective Performance Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all Performance Obligations of each Originator and Servicer under the Agreements and each other document executed and delivered by any Originator or Servicer pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Originator or Servicer to Recipient, any Purchaser, any Co-Agent or the Administrative Agent or resort to any collateral security, any balance in any deposit account or credit on the books of Recipient, any Purchaser, any Co-Agent or the Administrative Agent in favor of any Originator or any other Person or other means of obtaining payment. Should any Originator or Servicer default in the payment or performance of any of its Performance Obligations when due, the Administrative Agent (as Recipient’s assignee) may cause the immediate payment and performance by the Performance Guarantor of such Performance Obligation(s) and cause any defaulted payments included in such Performance Obligation(s) to become forthwith due and payable to the Administrative Agent (as Recipient’s assignee), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by the Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the payment or collection of any of the Receivables, and the Performance Guarantor shall not be responsible for any Performance Obligations to the extent the failure to perform such Performance Obligations by any Originator or Servicer results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve any Originator or Servicer from performing in full its Performance Obligations or relieve the Performance Guarantor of its undertakings hereunder with respect to the full performance of such duties as provided herein.
Section 3.    Performance Guarantor’s Further Agreements to Pay. The Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent (as Recipient’s assignee), forthwith upon demand in immediately available funds, all reasonable costs and expenses (including reasonable fees, court costs and other disbursements of counsel) incurred or expended by the Administrative Agent (as Recipient’s assignee) in connection with the collection and enforcement of this Undertaking, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a per annum rate of interest (computed for the actual number of days elapsed based on a 360-day year) equal to the sum of LMIR plus 2.00%, changing when and as LMIR changes.
Section 4.    Waivers by the Performance Guarantor. The Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or the Administrative Agent as its assignee) in reliance on this Undertaking, and any requirement that Recipient (or the Administrative Agent as its assignee) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event or Amortization Event under the Agreements or other default or omission by any Originator or Servicer, or asserting any other rights of Recipient under this Undertaking. The Performance Guarantor warrants that it has adequate means to obtain from each Originator and Servicer, on a continuing basis, information concerning the financial condition of such Originator and Servicer, and that it is not relying on Recipient to provide such information, now or in the future. The Performance Guarantor also irrevocably waives all defenses (a) that at any time may be available in respect of the Performance Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (b) that arise under the law of suretyship, including impairment of collateral. Recipient (and the Administrative Agent as its assignee) shall be at liberty, without giving notice to or obtaining the assent of the Performance Guarantor and without relieving the Performance Guarantor of any liability under this Undertaking, to deal with each Originator and Servicer and with each other party who now is or after the date hereof becomes liable in any manner for any of the Performance Obligations, in such manner as Recipient (or such assign) in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 8 hereof, shall not be impaired or affected by any of the following: (i) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Performance Obligations or any part thereof or any agreement relating thereto at any time; (ii) any failure or omission to enforce any right, power or remedy with respect to the Performance Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Performance Obligations or any part thereof; (iii) any waiver of any right, power or remedy or of any Termination Event or Amortization Event under the Agreements or default with respect to the Performance Obligations or any part thereof or any agreement relating thereto; (iv) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Performance Obligations or any part thereof; (v) the enforceability or validity of the Performance Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Performance Obligations or any part thereof; (vi) the application of payments received from any source to the payment of any payment obligations of any Originator or Servicer or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or the Administrative Agent as its assignee) might lawfully have elected to apply such payments to any part or all of the payment obligations of such Originator or Servicer or to amounts which are not covered by this Undertaking; (vii) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any Originator or Servicer in connection herewith or any unrelated transaction; (viii) any assignment or transfer of the Performance Obligations or any part thereof; or (ix) any failure on the part of any Originator or Servicer to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (ix) of this Section 4.
Section 5.    Unenforceability of Performance Obligations Against the Originators or Servicer. Notwithstanding (a) any change of ownership of any Originator or Servicer or the insolvency, bankruptcy or any other change in the legal status of any Originator or Servicer, including, without limitation, any merger of an Originator into another Originator or Servicer or any merger of Servicer into an Originator or another wholly-owned Subsidiary of the Performance Guarantor; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Performance Obligations; (c) the failure of any Originator, Servicer or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Performance Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Performance Obligations or this Undertaking; or (d) if any of the moneys included in the Performance Obligations have become irrecoverable from any Originator or Servicer for any other reason other than final payment and performance in full of the Performance Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on the Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Performance Obligations, and it shall not be rendered unenforceable by the termination, release or invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the monetary Performance Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or Servicer or for any other reason as against any Originator or Servicer, all such monetary Performance Obligations shall nonetheless become immediately due and payable by the Performance Guarantor.

Section 6.    Representations and Warranties. The Performance Guarantor hereby represents and warrants to Recipient (and the Administrative Agent as its assignee) that:
(a)    Existence and Standing. The Performance Guarantor is a corporation duly incorporated under the laws of Delaware and is validly existing and in good standing under the laws of such jurisdiction of incorporation. The Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all necessary corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to do so qualify or so hold could not reasonably be expected to have a Performance Guarantor MAE.
(b)    Authorization, Execution and Delivery; Binding Effect. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Undertaking has been duly executed and delivered by the Performance Guarantor and constitutes the legally valid and binding obligation of the Performance Guarantor enforceable against the Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(c)    No Conflict; Government Consent. The execution and delivery by the Performance Guarantor of this Undertaking, and the performance of its obligations hereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Performance Guarantor or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Performance Guarantor MAE.
(d)    Financial Statements. The consolidated financial statements of the Performance Guarantor and its consolidated Subsidiaries dated as of December 31, 2012 heretofore delivered to Recipient have been prepared in accordance with GAAP consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of the Performance Guarantor and its consolidated Subsidiaries as of such date and for the periods ended on such date. Except as disclosed in the filings made by the Performance Guarantor with the Securities and Exchange Commission, since December 31, 2012, no event has occurred which would or could reasonably be expected to have a Performance Guarantor MAE.
(e)    Litigation and Contingent Obligations. Except as disclosed in the filings made by the Performance Guarantor with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of the Performance Guarantor’s knowledge, threatened in writing against or affecting Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that question the validity of this Undertaking or which individually or in the aggregate could reasonably be expected to have a Performance Guarantor MAE. Performance Guarantor is not in default with respect to any order known to it of any court, arbitrator or governmental body applicable to it.

Section 7.    Covenants; Financial Reporting. The Performance Guarantor will furnish or cause to be furnished to the Co-Agents each of the following (capitalized terms used in this Section 7 and not otherwise defined in this Undertaking or in the Agreements shall have the meanings attributed thereto in the Senior Credit Agreement):
(a)    Annual Reporting. As soon as practicable and in any event within ninety (90) days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year, an audited Consolidated balance sheet of the Performance Guarantor and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by Ernst & Young LLP or such other independent certified public accounting firm acceptable to the Administrative Agent, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Performance Guarantor or any of its Subsidiaries or with respect to accounting principles followed by the Performance Guarantor or any of its Subsidiaries not in accordance with GAAP. Delivery by the Performance Guarantor of its annual report to the SEC on Form 10-K with respect to any fiscal year, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance by the Performance Guarantor with this Section 7(a).
(b)    Quarterly Reporting. As soon as practicable and in any event within forty-five (45) days (or, if earlier, on the date of any required public filing thereof) after the end of each fiscal quarter of each Fiscal Year, an unaudited Consolidated balance sheet of the Performance Guarantor and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Performance Guarantor in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Performance Guarantor to present fairly in all material respects the financial condition of the Performance Guarantor and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Performance Guarantor and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes. Delivery by the Performance Guarantor of its quarterly report to the SEC on Form 10-Q with respect to any fiscal quarter, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance by the Performance Guarantor with this Section 7(b).

(c)    Annual Business Plan and Financial Projections. As soon as practicable and in any event within forty-five (45) days prior to the beginning of each Fiscal Year, a business plan of the Performance Guarantor and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management’s discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of the Performance Guarantor to the effect that, to the best of such officer’s knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Performance Guarantor and its Subsidiaries for such four (4)-quarter period.
(d)    Compliance Certificate. Together with the financial statements required under Sections 7(a) and (b), a certificate addressed to the Agents and referencing the Purchase Agreement but otherwise substantially in the form of the compliance certificate delivered to the agent bank under the Senior Credit Agreement, signed by its chief financial officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(e)    Other Reports.
(i) Promptly after becoming available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Performance Guarantor generally, and copies of all annual, regular, periodic and special reports and registration statements which the Performance Guarantor may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Co-Agents pursuant hereto; provided that delivery of the foregoing shall be deemed to have been made if made available on EDGAR Online or the website of the Performance Guarantor and the Performance Guarantor shall have given notice thereof to the Co-Agents;
(ii) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Performance Guarantor or its board of directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and
(iii) Such other information regarding the operations, business affairs and financial condition of the Performance Guarantor or any of its Subsidiaries as any Co-Agent may reasonably request.

(f) Notice of Litigation and Other Matters. Prompt telephonic and written notice of:
(i) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Performance Guarantor or any Subsidiary thereof or any of their respective properties, assets or businesses which individually or in the aggregate could reasonably be expected to have a Performance Guarantor MAE;
(ii) any notice of any violation received by the Performance Guarantor or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Performance Guarantor MAE;
(iii) any labor controversy that (A) has resulted in a strike or other work stoppage or slow down against the Performance Guarantor or any Subsidiary thereof, or (B) threatens to result in, a strike or other work stoppage or slow down against the Performance Guarantor or any Subsidiary thereof which could reasonably be expected to, individually or in the aggregate with any other labor controversy, work stoppage or slow down, have a Performance Guarantor MAE;
(iv) any attachment, judgment, lien, levy or order exceeding $1,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) that may be assessed against or threatened against the Performance Guarantor or any Subsidiary thereof;
(v) (A) any Termination Event, Amortization Event, or event which, with the passage of time, the giving of notice, or both, would constitute a Termination Event or an Amortization Event or (B) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Performance Guarantor or any of its Subsidiaries is a party or by which the Performance Guarantor or any Subsidiary thereof or any of their respective properties may be bound;
(vi) (A) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (B) all notices received by the Performance Guarantor or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) all notices received by the Performance Guarantor or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (D) the Performance Guarantor’s obtaining knowledge or reason to know that the Performance Guarantor or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and
(vii) any event which makes any of the representations set forth in Section 6 of this Undertaking inaccurate in any respect.
Each notice pursuant to this Section 7(f) shall be accompanied by a statement of a Responsible Officer of the Performance Guarantor setting forth details of the occurrence referred to therein and stating what action the Performance Guarantor or any Subsidiary thereof, as applicable, has taken and proposes to take with respect thereto. Each notice pursuant to Section

7(f)(v)(A) shall describe with particularity any and all provisions of this Agreement and any other Transaction Document that have been breached; provided that delivery of the foregoing notices shall be deemed to have been made if made available on EDGAR Online or the website of the Performance Guarantor and the Performance Guarantor shall have given notice thereof to the Co-Agents.
Section 8.    Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Performance Obligations are paid and performed in full, the Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, any of the Purchasers or any of the Agents against any Originator or Servicer, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient or any of the Agents or Purchasers against any Originator or Servicer and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which the Performance Guarantor might now have or hereafter acquire against any Originator or Servicer that arise from the existence or performance of the Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Originator or Servicer in respect of any liability of the Performance Guarantor to such Originator or Servicer, and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient or the Administrative Agent. The payment of any amounts due with respect to any indebtedness of any Originator or Servicer now or hereafter owed to the Performance Guarantor is hereby subordinated to the prior payment in full of all monetary Performance Obligations. The Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Performance Obligations, the Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Originator or Servicer to the Performance Guarantor until all of the Performance Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, the Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by the Performance Guarantor as trustee for Recipient (and the Administrative Agent as its assignee) and be paid over to the Administrative Agent (as Recipient’s assignee) on account of the Performance Obligations without affecting in any manner the liability of the Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 8 shall be supplemental to and not in derogation of any rights and remedies of Recipient (or any of its assigns) under any separate subordination agreement which Recipient (or any of its assigns) may at any time and from time to time enter into with Performance Guarantor.
Section 9.    Termination of Performance Undertaking. The Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Aggregate Unpaids are finally paid and satisfied in full and the Purchase Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Performance Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator, the Servicer or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or the Administrative Agent as its assignee) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Performance

Obligations shall impair, affect, be a defense to or claim against the obligations of the Performance Guarantor under this Undertaking.
Section 10.    Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of each Originator and Servicer and the commencement of any case or proceeding by or against any Originator or Servicer under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any Originator or Servicer or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Originator or Servicer is subject shall postpone the obligations of the Performance Guarantor under this Undertaking.
Section 11.    Setoff. Regardless of the other means of obtaining payment of any of the Performance Obligations, Recipient (and each of its assigns) is hereby authorized at any time during the existence of a Termination Event or Amortization Event under the Agreements, without notice to the Performance Guarantor (any such notice being expressly waived by the Performance Guarantor), to the fullest extent permitted by law, to set-off and apply any deposits and other sums against the obligations of the Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such obligations may be contingent or unmatured.
Section 12.    Taxes. All payments to be made by the Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If the Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient (or the Administrative Agent as its assignee) receives a net sum equal to the sum which it would have received had no deduction or withholding been made.
Section 13.    Further Assurances. The Performance Guarantor agrees that it will from time to time provide such information relating to the business and affairs of the Performance Guarantor as the Administrative Agent (as Recipient’s assignee) may reasonably request. The Performance Guarantor also agrees to do all such things and execute all such documents as the Administrative Agent (as Recipient’s assignee) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve its rights and powers hereunder.
Section 14.    Successors and Assigns.
(a)    This Performance Undertaking shall be binding upon the Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of Recipient and its successors and assigns. Recipient hereby advises the Performance Guarantor that it has assigned all of its rights and remedies under the Sale Agreement and this Undertaking to the Administrative Agent, for the benefit of the Purchasers, pursuant to the Purchase Agreement. For so long as the Purchase Agreement remains in effect or any of the Performance Obligations has not been fully paid or performed, as applicable, the Administrative Agent (and its successors and assigns) shall have the exclusive right to enforce this Undertaking against the Performance Guarantor.
(b)    The Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of Recipient and each of the Agents in their sole reasonable discretion.

Section 15.    Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by the Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agents and the Performance Guarantor. No failure on the part of Recipient (or the Administrative Agent as its assignee) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 16.    Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to the Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of the Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 16.
Section 17.    GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 18.    CONSENT TO JURISDICTION. EACH OF THE PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
Section 19. Bankruptcy Petition. The Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Recipient, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 20.    Miscellaneous. This Undertaking constitutes the entire agreement of the Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Performance Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking. This Undertaking may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of this Undertaking by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Undertaking. Any party delivering an executed counterpart of this Undertaking by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Undertaking, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Undertaking.
Section 21. USA Patriot Act. The Administrative Agent and each of the Purchasers that is subject to the requirements of the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Performance Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Performance Guarantor and its Subsidiaries, which information includes the name and address of the Performance Guarantor and its Subsidiaries and other information that will allow the Administrative Agent and such Purchasers to identify such parties in accordance with the Act.

<Signature page follows>

IN WITNESS WHEREOF, the Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

POOL CORPORATION,
as the Performance Guarantor

By: /s/ Mark W. Joslin
Name: Mark W. Joslin
Title:     Vice President and Chief Financial Officer

Address for notices:

109 Northpark Blvd.
Covington LA  70433
Attention: Treasurer and General Counsel
Phone: 985-801-5123 and 985-801-5269
Fax: 985-809-1045 and 985-892-2438
Email: steven.cassanova@poolcorp.com and jennifer.neil@poolcorp.com

Agreed to and accepted:

SUPERIOR COMMERCE LLC

By: /s/ Melanie Housey
Name: Melanie Housey
Title:     President and Secretary

Address for notices:

109 Northpark Blvd.
Covington LA  70433
Attention: Treasurer and President & Secretary
Phone: 985-801-5123 and 985-801-5276
Fax: 985-809-1045 and 985-892-5282
Email: steven.cassanova@poolcorp.com and melanie.housey@poolcorp.com

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